UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event) reported :	June 30, 2007

HYPERDYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-32490	87-0400335
(Commission File Number)	(IRS Employer Identification No.)

One Sugar Creek Center Blvd., #125
Sugar Land, Texas 77478
(Address of principal executive offices, including zip code)

voice: (713) 353-9400	fax: (713) 353-9421

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On June 30, 2007, we modified the terms of 90 existing investor warrants by lowering the exercise price to $2.50 per share.  These 90 warrants can be exercised for an aggregate of 3,471,783 shares of common stock.  The warrants expire with dates ranging from October 2009 to March 2010.  These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transactions did not involve a public offering. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investors were knowledgeable about our operations and financial condition.

The repricing of the 90 warrants triggered a contractual and automatic repricing of some of the warrants held by another investor named Cornell Capital.  Pursuant to our June 2006 contracts with Cornell, whenever there is a repricing or issuance of warrants or options that is lower than the strike price on Cornell’s warrants, then the Cornell warrants are automatically repriced to lower strike price.  A Total of 1,145,000 Cornell warrants were repriced to a new $2.50 strike price from a higher exercise price.  Cornell also already owned 955,000 warrants that already had an exercise price of $2.50 per share.  The common stock underlying all of these Cornell warrants was previously registered in 2006. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transactions did not involve a public offering. The investor had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investor were knowledgeable about our operations and financial condition.

Also pursuant to the June 2006 Cornell contracts, Cornell received an additional 544,000 warrants (the “Additional Warrants”) as result of the automatic repricing which have a strike price of $2.50 per share and expire in June 2011.  The common stock underlying the Additional Warrants has not been registered.  These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in these transactions. These transactions did not involve a public offering. The investor had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities. The investor was knowledgeable about our operations and financial condition.

Item 7.01	Regulation FD Disclosure.

On July 5, 2007, we issued a press release concerning warrant repricing, warrant exercises, and debt reduction. See, Exhibit 99.1.

Item 8.01	Other Events.

Earlier this week Cornell Capital made cash exercises of 2.1 million warrants at $2.50 per share, and as a result we received $5.25 million in cash proceeds from these warrant exercises.

Item 9.01	Exhibits

Exhibit
Number

99.1	Press Release dated July 5, 2007.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(signed)
Date: July 5, 2007
By: /s/ Kent Watts

Kent Watts, President, CEO